As filed with the Securities and Exchange Commission on August 7, 2003
                                                                 File No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            ----------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                            ----------------------

                                HUB GROUP, INC.
            (Exact Name of Registrant as Specified in its Charter)

              Delaware                                          36-4007085
  (State or Other Jurisdiction                              (I.R.S. Employer
of Incorporation or Organization)                           Identification No.)


3050 Highland Parkway, Suite 100
     Downers Grove, Illinois                                       60515
(Address of Principal Executive Offices)                         (Zip Code)


                Hub Group Employee Profit Sharing Plan and Trust
                            (Full Title of the Plan)

                                David C. Zeilstra
                                 Hub Group, Inc.
                        3050 Highland Parkway, Suite 100
                          Downers Grove, Illinois 60515
                     (Name and Address of Agent For Service)

                                 (630) 271-3600
          (Telephone Number, Including Area Code, of Agent For Service)



                                      CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------
Title of Class of Securities      Amount to be      Offering Price     Aggregate         Amount of
    to be Registered (1)          Registered(2)        Per Share     Offering Price   Registration Fee
-------------------------------------------------------------------------------------------------------
Common Stock, par
value $.01 per share......       500,000 Shares      $10.19 (3)      $5,092,500 (3)      $411.98 (3)
-------------------------------------------------------------------------------------------------------
(1)     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration
        Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2)     The number of shares of Common Stock to be registered may be adjusted in accordance with the provisions of the Plan in the event that, during the period that the Plan is in effect, the number of shares of Common Stock is increased or decreased or such shares are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company through reorganization, merger or consolidation, recapitalization, stock split, split-up, combination, exchange of shares, declaration of any Common Stock dividends or similar events without receipt of consideration by the Company. Accordingly, this Registration Statement covers, in addition to the number of shares of Common Stock stated above, an indeterminate number of shares which by reason of any such events may be issued in accordance with the provisions of the Plan.
 (3)    Pursuant to Rule 457(h)(1) under the Securities Act of 1933, computed on the basis of the average of the high and low sales prices on August 1, 2003.

                                     PART II


                             INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents, which have heretofore been filed by Hub Group, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), File No. 0-27754, are incorporated by reference herein and shall be deemed to be a part hereof:

         (a) The description of the Company's Common Stock included in the Company's Registration Statement on Form 8-A filed with the Commission on February 13, 1996.

         (b) Our annual report on Form 10-K for the year ended December 31, 2002.

         (c) Our quarterly report on Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         (a) The Delaware General Corporation Law ("GCL") (Section 145) gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions, gives a director or officer who successfully defends an action the right to be so indemnified, and authorizes the Registrant to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by-laws, agreement, vote of stockholders or otherwise.

         (b) Article Eleventh of the Certificate of Incorporation of the Registrant permits, and Article VI of the By-Laws of the Registrant provides for, indemnification of directors, officers, employees and agents to the fullest extent permitted by law.

         (c) In accordance with Section 102(b)(7) of the Delaware GCL, the Registrant's Certificate of Incorporation provides that directors shall not be liable for monetary damages for breaches of their fiduciary duty as directors except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware GCL as the same exists or may be amended.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         See Index to Exhibits which is incorporated herein by reference.

Item 9.  Undertakings.

         The undersigned registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities

Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Downers Grove, State of Illinois, on August 7, 2003.

                                            HUB GROUP, INC.


                                            By:  /s/ David P. Yeager
                                                ----------------------------
                                                 David P. Yeager
                                                 Vice Chairman, Chief
                                                 Executive Officer


                                POWER OF ATTORNEY

         Each of the undersigned, a Director and/or Officer of Hub Group, Inc., a Delaware corporation (the "Corporation"), does hereby constitute and appoints David P. Yeager, David C. Zeilstra and Thomas L. Hardin, and each of them severally, his or her true and lawful attorney-in-fact with power of substitution and resubstitution to sign in his or her name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that the attorney may deem necessary or advisable under the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this Registration Statement registration, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name in his or her respective capacity as a member of the Board of Directors or Officer of the Corporation, the Registration Statement and/or any other form or forms as may be appropriate to be filed with the Securities and Exchange Commission as any of them may deem appropriate in respect of the common stock of the Corporation, to any and all amendments thereto, including post-effective amendments, to such Registration Statement, to any related Rule 462(b) Registration Statement and to any other documents filed with the Securities and Exchange Commission, as fully for all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all said attorneys-in-fact and agents, each acting alone, and his or her substitute or substitutes, may lawfully do or cause to be done by virtue of this prospectus.

         Under the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on August 7, 2003.

                Signature                                 Title
                ---------                                 -----
/s/ Phillip C. Yeager                       Chairman and Director
-----------------------------------
            Phillip C. Yeager

/s/ David P. Yeager                         Vice-chairman, Chief Executive
-----------------------------------         Officer and Director
            David P. Yeager

/s/ Thomas L. Hardin                        President, Chief Operating
-----------------------------------         Officer and Director
            Thomas L. Hardin

/s/ Thomas M. White                         Senior Vice President - Finance
-----------------------------------         and Chief Financial Officer
            Thomas M. White                 (Principal Financial and Accounting
                                             Officer)

/s/ Charles R. Reaves                       Director
-----------------------------------
            Charles R. Reaves

/s/ Martin L. Slark                         Director
-----------------------------------
            Martin L. Slark

/s/ Gary D. Eppen                           Director
-----------------------------------
            Gary D. Eppen

           Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the employee benefit plans) have duly caused this registration Statement to be signed on the plan's behalf by the undersigned, thereunto duly authorized, in the City of Downers Grove, Illinois on August 7, 2003.

                                       HUB GROUP EMPLOYEE PROFIT SHARING PLAN
                                       AND TRUST


                                       By:  /s/ David P. Yeager
                                           -----------------------------
                                            David P. Yeager
                                            Vice Chairman, Chief Executive
                                            Officer of Hub Group, Inc.

                                  EXHIBIT INDEX

Exhibit
Number                       Description of Exhibit
------                       ----------------------

 3.1 Amended Certificate of Incorporation (incorporated by reference to Exhibits 3.1 and 3.3 to Registration Statement on Form S-1 File No. 33-90210)
 3.2 By-laws (incorporated by reference to Exhibit 3.2 to Registration Statement on Form S-1, File
              No. 33-90210)
 4.2 Hub Group Employee Profit Sharing Plan and Trust (incorporated by reference to Exhibit 4.4 to Registration Statement on Form S-8, Registration Statement No. 33-36331)
 5.1          Opinion of Mayer, Brown, Rowe & Maw LLP
23.1          Consent of Ernst & Young LLP
23.2 Consent of Mayer, Brown, Rowe & Maw LLP (included in Exhibit 5.1)
24.1 Powers of Attorney (contained on the signature page of this registration statement)